Form N-SAR

Sub-Item 77Q1(a)

Material Amendments to Registrant’s Charter

2-34393, 811-1879

Certificate of Establishment and Designation of Share Class (Janus Forty Fund – Class D Shares), dated January 25, 2017, is incorporated herein by reference to Exhibit (a)(61) to Post-Effective Amendment No. 241 to Janus Investment Fund registration statement on Form N-1A, filed on January 27, 2017; accession number 0001193125-17-021321 (File No. 2-34393).

Certificate of Establishment and Designation of Share Class (Janus Global Technology Fund – Class N Shares), dated January 25, 2017, is incorporated herein by reference to Exhibit (a)(62) to Post-Effective Amendment No. 241 to Janus Investment Fund registration statement on Form N-1A, filed on January 27, 2017; accession number 0001193125-17-021321 (File No. 2-34393).

Certificate of Establishment and Designation of Share Class (Janus Research Fund – Class R Shares), dated January 25, 2017, is incorporated herein by reference to Exhibit (a)(63) to Post-Effective Amendment No. 241 to Janus Investment Fund registration statement on Form N-1A, filed on January 27, 2017; accession number 0001193125-17-021321 (File No. 2-34393).